Exhibit 32.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Mark W. Simon, the Senior Vice President, Chief Financial Officer and Corporate Secretary of Penn Engineering & Manufacturing Corp. (the "Company"), hereby certifies that to his knowledge:

1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  May 10, 2004

                                            /s/ Mark W. Simon
                                            -------------------------
                                            Mark W. Simon
                                            Senior Vice President and
                                            Chief Financial Officer


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.